As filed with the United States Securities and Exchange Commission on April 2, 2026.
Registration No. 333-284263

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adagio Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation organization)	001-42199 (Commission File Number)	99-1151466 (I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, California 92653 (949) 348-1188

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd Usen

Chief Executive Officer

26051 Merit Circle, Suite 102

Laguna Hills, California 92653

(949) 348-1188

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric Blanchard
Paul Alexander
Cooley LLP
500 Boylston Street

14th Floor
Boston, MA 02116
(617) 937-2300

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 (File No. 333-284263) (“Post-Effective Amendment No. 2”) of Adagio Medical Holdings, Inc. is being filed solely to amend the Post-Effective Amendment No. 1 to the Registration Statement filed with the U.S. Securities and Exchange Commission on April 1, 2026, to correct Exhibit 23.4, the Consent of Independent Registered Public Accounting Firm. The original filing mistakenly included an unsigned version of the consent of WithumSmith+Brown, PC. No other changes have been made to the Registration Statement. This Post-Effective Amendment No. 2 does not modify any provision of the prospectus that forms part of the Registration Statement and, accordingly, the prospectus has not been included herein. This Post-Effective Amendment No. 2 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1†	Business Combination Agreement, dated as of February 13, 2024, by and among Aja HoldCo, Inc., ARYA Sciences Acquisition Corp IV, Aja Merger Sub 1, Aja Merger Sub 2, Inc. and Adagio Medical, Inc.	8-K	001- 42199	2.1	August 6, 2024
2.2	Consent and Amendment No. 1 to the Business Combination Agreement, dated as of June 25, 2024, by and among ARYA Sciences Acquisition Corp IV and Adagio Medical, Inc.	8-K	001- 42199	2.2	August 6, 2024
3.1	Amended and Restated Certificate of Incorporation of the Company.	8-K	001- 42199	3.1	August 6, 2024
3.2	Amended and Restated By-Laws of the Company.	8-K	001- 42199	3.2	August 6, 2024
4.1	Form of Base Warrant Agreement.	8-K	001- 42199	4.1	August 6, 2024
4.2	Form of Pre-Funded Warrant Agreement.	8-K	001- 42199	4.2	August 6, 2024
4.3	Form of Convert Warrant Agreement.	8-K	001- 42199	4.3	August 6, 2024
4.4	Specimen Common Stock Certificate.	8-K	001- 42199	4.4	August 6, 2024
5.1	Opinion of Reed Smith LLP.	S-1	333-284266	5.1	January 14, 2025
10.1	Form of Convertible Security Subscription Agreement.	8-K	001- 42199	10.1	August 6, 2024
10.2	Form of Adagio Holdings Stockholder Transaction Support Agreement.	8-K	001-42199	10.4	August 6, 2024
10.3	Convert Guaranty, dated as of July 31, 2024, by and among Adagio Medical and the other parties thereto.	8-K	001- 42199	10.9	August 6, 2024
10.4	Convert Security Document, dated as of July 31, 2024, by and among Adagio Holdings, Adagio Medical and the other parties thereto.	8-K	001- 42199	10.10	August 6, 2024
10.5	Registration Rights Agreement dated as of July 31, 2024, by and among Adagio Medical, Perceptive Life Sciences Master Fund, Ltd. and the other parties thereto.	8-K	001- 42199	10.11	August 6, 2024
10.6	Form of Adagio Holdings Convertible Note.	8-K	001- 42199	10.12	August 6, 2024
10.7	Form of Non-Redemption Subscription Agreement.	8-K	001- 42199	10.13	August 6, 2024
10.8	Form of Open Market Purchase Subscription Agreement.	8-K	001- 42199	10.14	August 6, 2024
10.9	Form of Subscription Agreement with Pre-Funded Warrant and PIPE Warrant.	8-K	001- 42199	10.15	August 6, 2024
10.10	PIPE Subscription Agreement, by and among the Perceptive PIPE Investor, Adagio and ARYA.	8-K	001- 42199	10.16	August 6, 2024

Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.11	Amendment to PIPE Subscription Agreement, by and among the Perceptive PIPE Investor, Adagio and ARYA.	8-K	001- 42199	10.17	August 6, 2024
10.12	Amended and Restated Subscription Agreement, by and among the Perceptive PIPE Investor, Adagio and ARYA.	8-K	001- 42199	10.18	August 6, 2024
10.13	Form of Amended and Restated Subscription Agreement with Pre-Funded Warrant and Warrant.	8-K	001- 42199	10.19	August 6, 2024
10.14	Form of Amended and Restated Open Market Purchase Subscription Agreement.	8-K	001- 42199	10.20	August 6, 2024
10.15	Form of Amended and Restated Non-Redemption Subscription Agreement.	8-K	001- 42199	10.21	August 6, 2024
10.16	2024 Bridge Financing Note Subscription Agreement, dated as of February 13, 2024, by and between ListCo, the Perceptive PIPE Investor and certain other investors thereto	8-K	001- 42199	10.22	August 6, 2024
10.17	Form of Convert Waiver	8-K	001-42199	10.1	January 6, 2025
23.1	Consent of Reed Smith LLP (included as part of Exhibit 5.1).	S-1	333-284266	5.1	January 14, 2025
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Adagio Medical Holdings, Inc.
24.1	Power of Attorney.	S-1	333-284266	24.1	January 14, 2025

* Filed herewith.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Laguna Hills, California, on this 2nd day of April, 2026.

ADAGIO MEDICAL HOLDINGS, INC.

By:	/s/ Todd Usen
Name: Todd Usen
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Usen	Chief Executive Officer and Director	April 2, 2026
Todd Usen	(Principal Executive Officer)

/s/ Deborah Kaster	Chief Financial Officer	April 2, 2026
Deborah Kaster	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 2, 2026
James L. Cox

*	Director	April 2, 2026
Orly Mishan

*	Director	April 2, 2026
Keyvan Mirsaeedi-Farahani

*	Director	April 2, 2026
Timothy Moran

*	Director	April 2, 2026
Sandra Gardiner

/s/ Todd Usen
Todd Usen
Attorney-in-fact